UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2022

S&W SEED COMPANY

(Exact name of registrant as specified in Its charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2101 Ken Pratt Blvd, Suite 201 Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 506-9191

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SANW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

8th Amendment to CIBC Loan Agreement

On December 23, 2022, S&W Seed Company (the “Company”) entered into an Eighth Amendment to Loan and Security Agreement (the “CIBC Amendment”) with CIBC Bank USA (“CIBC”), amending the Company’s Loan and Security Agreement with CIBC, dated December 26, 2019, as amended (the “CIBC Loan Agreement”), by and among the Company, Seed Holding, LLC, Stevia California, LLC and CIBC. The CIBC Amendment extends the maturity date of all revolving loans, advances and other obligations outstanding under the CIBC Loan Agreement from December 23, 2022 to March 23, 2023.

In connection with the Company's entry into the CIBC Amendment, MFP Partners L.P. (“MFP”) provided an amended letter of credit (the “Letter of Credit”), issued by JPMorgan Chase Bank, N.A. for the account of MFP, with an extended maturity date from January 23, 2023 to April 30, 2023, for the benefit of CIBC, as additional collateral to support the Company’s obligations under the CIBC Loan Agreement, as amended by the CIBC Amendment.

2nd Amendment to MFP Loan Agreement

Concurrently, on December 22, 2022, the Company entered into a Second Amendment to Subordinate Loan and Security Agreement (the “MFP Amendment”) with MFP, amending the Company’s Subordinate Loan and Security Agreement, dated September 22, 2022 (as amended, the “MFP Loan Agreement”), with MFP, to (i) provide for the issuance of the Warrant (as defined below) to MFP and (ii) reflect the extension of the maturity date of the Letter of Credit to April 30, 2023, as discussed above.

MFP Warrants

In connection with the MFP Amendment, on December 22, 2022, the Company issued to MFP a warrant (the “Warrant”) to purchase 666,700 shares of the Company’s Common Stock (the “Warrant Shares”), at an exercise price of $1.60 per Warrant Share (subject to adjustment in connection with any stock dividends and splits, distributions with respect to common stock and certain fundamental transactions as described in the Warrant). The Warrant will expire five years from the date of issuance.

MFP is the Company’s largest shareholder. One of the Company’s directors, Alexander C. Matina, is Vice President, Investments and Portfolio Manager of MFP Investors LLC, the general partner of MFP.

3rd Amendment to Rooster Note

In addition, on December 23, 2022, the Company entered into a Third Amendment to Note (the “Rooster Amendment”) with Rooster Capital LLC (“Rooster”), amending the Company’s promissory note, dated

November 30, 2017, originally issued to Conterra Agricultural Capital, LLC, and subsequently endorsed to Rooster (as amended, the “Rooster Note”). The Rooster Amendment (i) increases the interest rate on the Rooster Note from 7.75% to 9.25% per annum and (ii) extends the maturity date of the Rooster Note from December 23, 2022 to March 1, 2023.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the Warrant in Item 1.01 above is incorporated by reference into this Item 3.02.

Neither the Warrant nor the Warrant Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Company has relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. In connection with the execution of the MFP Amendment, MFP represented to the Company that it is an “accredited investor” as defined in Regulation D of the Securities Act and that the securities purchased by MFP were acquired solely for its own account and for investment purposes and not with a view to the future sale or distribution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&W SEED COMPANY

By:	/s/ Elizabeth Horton
Elizabeth Horton
Chief Financial Officer

Date: December 23, 2022